UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 3, 2008

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 765,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On May 30, 2008, OG&E filed with the Oklahoma Department of Environmental Quality (“ODEQ”) the results of its evaluation of Best Available Retrofit Technology (“BART”) for its affected Seminole, Muskogee and Sooner generating facilities. BART is part of a more comprehensive United States Environmental Protection Agency (“EPA”) regulation to improve visibility in national parks and wilderness areas. As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, the EPA did not approve the Company’s previously submitted alternative compliance plan for improving visibility in national parks and wilderness areas under the EPA’s regional haze requirements and the ODEQ had notified OG&E that additional analysis would be required before the OG&E alternative plan could be accepted. As outlined in OG&E’s May 30, 2008 filing, OG&E plans to install low nitrogen oxide combustion technology at its affected generating stations and will continue to burn low sulfur coal at its four coal-fired generating units at its Muskogee and Sooner stations. The capital expenditures for the installation of the low nitrogen oxide combustion technology is expected to be approximately $110 million. OG&E believes that these control measures will achieve visibility improvements in a cost-effective manner. OG&E did not propose the installation of scrubbers at its four coal-fired generating units because OG&E concluded that, consistent with the EPA’s regulations on BART, the installation of scrubbers (at an estimated cost of $1.7 billion) would not be cost-effective.

The Company cannot predict what action the EPA or the ODEQ will take in response to OG&E’s May 30, 2008 filing. Until an implementation plan is approved by the EPA, which is expected by December 31, 2008, the total costs of compliance, including capital expenditures, cannot be estimated by the Company with a reasonable degree of certainty. OG&E expects that any necessary environmental expenditures will qualify as part of a pre-approval plan to handle state and federally mandated environmental upgrades which will be recoverable in Oklahoma from OG&E’s retail customers under House Bill 1910, which was enacted into law in May 2005.

On June 3-6, 2008, the Company is scheduled to make a financial presentation with certain investors to discuss, among other things, the Company’s corporate strategy and financial objectives and OG&E overview and regulatory plan. The Company will also reaffirm its 2008 outlook. This presentation is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Financial presentation dated June 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

June 3, 2008

                                                                                Exhibit 99.01